Exhibit 10.1

RESEARCH COLLABORATION AGREEMENT

This Research Collaboration Agreement (together with all Exhibits hereto, this “Agreement”), effective as of May 16, 2016 (the “Effective Date”), is entered into by and between President and Fellows of Harvard College, a charitable corporation of Massachusetts having an office at Richard A. and Susan F. Smith Campus Center, Suite 727, 1350 Massachusetts Avenue, Cambridge, Massachusetts 02138 (“Harvard”), and ReWalk Robotics, Ltd. a company existing under the laws of the State of Israel, having a place of business at 200 Donald Lynch Blvd., Marlborough, MA 01752 (“Company”). Harvard and Company each shall be referred to herein as a “Party” and together as the “Parties.”

WHEREAS, Harvard and Company desire to collaborate in the performance of research to be described in a research plan; and

WHEREAS, Harvard and Company believe that collaborating with each other in the performance of such research will be of mutual benefit, will further the instructional and research objectives of Harvard and will foster the development of scientific knowledge.

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, Harvard and Company agree as follows:

1.	Definitions.

Whenever used in this Agreement with an initial capital letter, the terms defined in this Article 1, whether used in the singular or the plural, shall have the meanings specified below.

1.1              “Active” shall mean, with respect to a Soft Exosuit, technology that commands motors to apply torques at joint(s) beyond adjusting pretension levels.

1.2              “Calendar Quarter” shall mean each of the periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31 during the Term.

1.3              “Company Invention” shall mean any patentable invention that is conceived and/or reduced to practice in the performance of the Research Plan during the Term for which at least one inventor is a member of the Company Team (but no inventor is a member of the Harvard Team).

1.4              “Company Patent Rights” shall mean any patents and patent applications that claim any Company Invention, in each case solely to the extent the claims are directed to the subject matter of such Company Invention.

1.5              “Company Principal Investigator” shall mean Ofir Koren, or such other principal investigator who may replace him pursuant to Section 2.2.

1.6              “Company Results” shall mean Results generated by the Company Team.

1.7              “Company Team” shall mean the Company Principal Investigator and those technicians, scientists and/or other individuals employed (or otherwise retained) by Company to work on behalf of Company under [his/her] direction on the Research.

1.8              “Control” shall mean, with respect to any Patent Rights, other intellectual property rights or trade secrets, the legal authority or right (whether by license or otherwise) of a Party to grant a license or a sublicense of or under such Patent Rights, or other intellectual property rights to another Person, or to otherwise disclose such trade secrets to another Person, without breaching the terms of any agreement with a third party, or misappropriating the trade secrets of a third party.

* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

1.9              “Field” shall mean Active Medical Lower Limb Soft Exosuits.

1.10          “Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

1.11          “Harvard Background Patents” shall mean, in each case to the extent owned or Controlled by Harvard, all of the Patent Rights for the patents and patent applications listed in Exhibit C.

1.12          “Harvard Inventions” shall mean Harvard Type A Inventions and Harvard Type B Inventions, collectively.

1.13          “Harvard Principal Investigator” shall mean Conor Walsh, Ph.D., or such other principal investigator who may replace Dr. Walsh pursuant to Section 2.2.

1.14          “Harvard Results” shall mean Results generated by the Harvard Team.

1.15          “Harvard Team” shall mean the Harvard Principal Investigator and those faculty members, research fellows, students, technicians, scientists and/or other individuals employed (or otherwise retained) by Harvard to work on behalf of Harvard under his/her direction on the Research.

1.16          “Harvard Type A Invention” shall mean any patentable invention that either (a) is conceived and reduced to practice (i)(x) in the performance of the Research Plan during the Term or (y) conceived in the performance of the Research Plan during the Term and reduced to practice within one (1) year after termination or expiration of the Term, (ii) for which at least one inventor is a member of the Harvard Team (but no inventor is a member of the Company Team) and (iii) which is dominated by a Valid Claim within the Harvard Background Patents (regardless of whether or not such Valid Claim ultimately issues); or (b) is deemed a Harvard Type A Invention pursuant to Section 5.2.4.

1.17          “Harvard Type A Patent Rights” shall mean all of the Patents Rights for any patents or patent applications that claim any Harvard Type A Invention, in each case solely to the extent the claims are directed to the subject matter of such Harvard Type A Invention.

1.18          “Harvard Type B Invention” shall mean any patentable invention (i) conceived and reduced to practice during the Term or (ii) conceived in the performance of the Research Plan during the Term and reduced to practice within one (1) year after termination or expiration of the Term (a) that is not a Harvard Type A Invention, (b) for which an inventor is a member of the Harvard Team (but no inventor is a member of the Company Team). Harvard Type B Inventions shall exclude new actuator and sensor components.

1.19          “Harvard Type B Patent Rights” shall mean all of the Patent Rights for any patents or patent applications that claim any Harvard Type B Invention, in each case solely to the extent the claims are directed to the subject matter of such Harvard Type B Invention.

1.20          “Invention” shall mean a Company Invention, Harvard Invention or Joint Invention, as the case may be.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

1.21          “Joint Invention” shall mean any patentable invention that is (i) conceived and reduced to practice in the performance of a Research Plan during the Term or (ii) conceived in the performance of the Research Plan during the Term and reduced to practice within [**] after termination or expiration of the Term, for which one or more inventors are members of the Company Team and one or more inventors are members of the Harvard Team.

1.22          “Joint Patents” shall mean any patents and patent applications that claim any Joint Invention, in each case solely to the extent the claims are directed to the subject matter of such Joint Invention.

1.23          “License Agreement” shall mean the agreement entered into by the Parties as of the Effective Date.

1.24          “Medical Lower Limb” shall mean actively affecting leg movement in patients with gait impairments resulting from the lack of proper muscle function due to neurological impairment, muscular degeneration or advanced aging.

1.25          “Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

1.26          “Principal Investigators” shall mean the Company Principal Investigator and the Harvard Principal Investigator.

1.27          “Patent Rights” shall mean, with respect to any patents or patent applications, all of the following: (a) such patents and patent applications (including the PCT and/or U.S. utility application claiming priority to such application(s) that are filed on or before the one year conversion date of such application(s)); (b) any patent or patent application that claims priority to and is a divisional, continuation, reissue, renewal, reexamination, substitution or extension of any patent application identified in (a); (c) any patents issuing on any patent application identified in (a) or (b), including any reissues, renewals, reexaminations, substitutions or extensions thereof; (d) any claim of a continuation-in-part application or patent (including any reissues, renewals, reexaminations, substitutions or extensions thereof) that is entitled to the priority date of, and is directed specifically to subject matter specifically described in, at least one of the patents or patent applications identified in (a), (b) or (c); (e) any foreign counterpart (including PCTs) of any patent or patent application identified in (a), (b) or (c) or of the claims identified in (d); and (f) any supplementary protection certificates, pediatric exclusivity periods, any other patent term extensions and exclusivity periods and the like of any patents and patent applications identified in (a) through (e).

1.28          “Research” shall mean the research actually conducted during the Term by the Company Team and/or Harvard Team under the terms of this Agreement in accordance with the Research Plan.

1.29          “Research Plan” shall mean the research plan attached hereto as Exhibit A (as may be amended from time to time by mutual agreement of the Parties), which sets forth the scope, timing and details of the research to be performed by the Company Team and Harvard Team under the direction of their respective Principal Investigators during the Term.

1.30          “Results” shall mean all data, materials, compositions, methods, processes, analyses, formulae, know-how, trade secrets, unpatented inventions (whether patentable or unpatentable and whether or not reduced to practice), technology, and information generated in the performance of the Research, but excluding Inventions.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

1.31          “Soft Exosuit” shall mean assistive technology comprised of (a) a motor/gear-driven actuation system, (b) Bowden-cable-based transmission, (c) a textile-based human interface, (d) wearable sensors and (e) algorithms to control assistance.

1.32          “Valid Claim” shall mean: (a) a claim of an issued and unexpired patent that has not been (i) held permanently revoked, unenforceable, unpatentable or invalid by a decision of a Governmental Authority of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, (ii) rendered unenforceable through disclaimer or otherwise, (iii) abandoned or (iv) permanently lost through an interference or opposition proceeding without any right of appeal or review; or (b) a pending claim of a pending patent application that (i) has been asserted and continues to be prosecuted in good faith and (ii) has not been abandoned or finally rejected without the possibility of appeal or refiling.

1.33           Additional Defined Terms. The following capitalized terms shall have the meanings ascribed to them in the following sections of this Agreement:

Abandoned Joint Patent	Section 6.2.5.2
Agreement	Preamble
Company	Preamble
Company Confidential Information	Section 7.1
Company Visiting Scientist	Section 2.3
Confidential Information	Section 7.1
Ex-Field Licensee	Section 10.16
Harvard	Preamble
Harvard Confidential Information	Section 7.1
Harvard Names	Section 10.5
Harvard Visiting Scientist	Section 2.3
MS	Exhibit A
Negotiation Period	Section 6.2.3
Option Activation Period	Section 6.2.2
Option Exercise Period	Section 6.2.3
Party or Parties	Preamble
Reimbursed Costs	Section 10.16
Suit	Section 10.10
Term	Section 9.1
Visiting Scientist	Section 2.3

2.                  Research.

2.1               Performance of Research. The Parties shall use good faith efforts to perform the Research in accordance with the Research Plan; however, neither Party makes any warranties or representations regarding completion of the Research or the achievement of any particular results.

2.2              Principal Investigators. The part of the Research to be performed by Harvard will be directed and supervised by the Harvard Principal Investigator, who shall have primary responsibility for the performance of such Research. The part of the Research to be performed by Company will be directed and supervised by the Company Principal Investigator, who shall have primary responsibility for the performance of such Research. The Principal Investigators shall maintain regular contact with each other, at least monthly, and shall facilitate the coordination of the Parties’ activities under the Research Plan. Company may replace the named Company Principal Investigator upon prior written notice to Harvard. If the Harvard Principal Investigator ceases to supervise the Research for any reason, Harvard will notify Company promptly and may endeavor to find a substitute acceptable to Company. If Harvard declines or is unable to find a substitute acceptable to Company within [**] after the Harvard Principal Investigator ceases to supervise the Research, Company may terminate this Agreement immediately upon written notice to Harvard.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

2.3              Visiting Scientists. The Parties agree that one or more scientists from Company (each, a “Company Visiting Scientist”) may perform or otherwise participate in Research at Harvard’s facilities, and one or more scientists from Harvard (each, a “Harvard Visiting Scientist”, and together with Company Visiting Scientists, the “Visiting Scientists”) may perform or otherwise participate in Research at Company’s facilities. Company shall provide Harvard with prior written notice of each Company Visiting Scientist that Company intends to have perform or otherwise participate in Research at Harvard’s facilities. Each Visiting Scientist from Company shall execute a Visitor Participation Agreement, in the form attached hereto as Exhibit D), prior to his/her visit. Notwithstanding the terms of the Visitor Participation Agreement or any other provision of this Agreement to the contrary, the Parties hereby agree that if a Company Visiting Scientist conceives and reduces to practice any patentable invention in the performance of the Research Plan during the Term outside of Harvard’s premises and facilities, then he/she shall assign his/her entire right, title and interest in and to such invention to Company. Company shall provide all necessary information and documentation required by the U.S. Department of Homeland Security, if any is required, and shall ensure that its Visiting Scientist has the appropriate visa for his/her visit(s) to Harvard. Each Party will endeavor to apprise the other Party’s Visiting Scientists of any rules, regulations, procedures and policies that may be applicable to the Visiting Scientist’s activities at its facilities. In any event, however, the Visiting Scientist shall comply with all applicable rules, regulations, procedures and policies at all times during the term of this Agreement. Neither Party shall compensate or reimburse the other Party or the other Party’s Visiting Scientist in connection with the Visiting Scientist’s visit(s) under this Agreement. Each Party shall pay and administer all compensation and fringe benefits, if any, due to its Visiting Scientists. Neither Party shall provide housing, meals, travel or any other personal expenses for the other Party’s Visiting Scientists. Instead, all such expenses shall be the responsibility of the Visiting Scientist or his/her employer. Each Party shall provide health insurance for its Visiting Scientists. Each Company Visiting Scientist shall sign and deliver to Harvard, prior to the commencement of his/her visit, the “Acknowledgement of Risk and Release for Non-Harvard Personnel Using Harvard Research and Instructional Laboratory Facilities,” in the form attached hereto as Exhibit E).

2.4              Harvard Team. Within [**] of the Effective Date, Harvard will identify in writing to Company all of the members of the Harvard Team. Harvard shall use reasonable efforts to ensure that the continued inclusion of such individuals on the Harvard Team. If any member of the Harvard Team will be removed or replaced, Harvard shall provide reasonable advance notice thereof to Company and shall provide Company with a qualified replacement member, having qualifications and experience at least equal to the former member, who is reasonably satisfactory to Company. If for any reason, Company objects to any new proposed member of the Harvard Team, the Parties shall work together in good faith to identify an alternative new member. At no point during the Term will there be less than [**] members of the Harvard Team.

3.                Costs and Expenses.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

3.1             Subject to Section 9.6.1, Company agrees to pay Harvard the total amount of [**] United States Dollars (US $[**]), as follows:

3.1.1        [**] United States Dollars (US $[**]) for 2016 to be paid in [**] equal installments of [**] United States Dollars (US $[**]) each, each of which shall be payable within forty-five (45) days of receipt of the invoice from Harvard for such amount. Harvard shall issue each invoice to Company at least [**] prior to the start of each Calendar Quarter in 2016 after the Effective Date.

3.1.2        [**] United States Dollars for 2017 ($[**]) to be paid as follows: (a) a first installment of [**] United States Dollars (US $[**]) and (b) [**] subsequent equal installments of [**] United States Dollars (US $[**]) each, each of which shall be payable within [**] of receipt of the invoice from Harvard for such amount. Harvard shall issue each invoice to Company at least [**] prior to the start of each Calendar Quarter in 2017.

3.1.3        [**] United States Dollars ($[**]) for 2018 to be paid as follows: (a) a first installment of [**] United States Dollars (US $[**]) and (b) [**] subsequent equal installments of [**] United States Dollars (US $[**]) each, each of which shall be payable within [**] of receipt of the invoice from Harvard for such amount. Harvard shall issue each invoice to Company at least [**] prior to the start of each Calendar Quarter in 2018.

3.1.4        [**] United States Dollars for 2019 ($[**]) to be paid as follows: (a) a first installment of [**] United States Dollars (US $[**]) and (b) [**] subsequent equal installments of [**] United States Dollars (US $[**]) each, each of which shall be payable within [**] of receipt of the invoice from Harvard for such amount. Harvard shall issue each invoice to Company at least [**] prior to the start of each Calendar Quarter in 2019.

3.1.5        [**] United States Dollars ($[**]) for 2020 to be paid as follows: (a) a first installment of [**] United States Dollars (US $[**]) and (b) [**] subsequent equal installments of [**] United States Dollars (US $[**]) each, each of which shall be payable within [**] of receipt of the invoice from Harvard for such amount. Harvard shall issue each invoice to Company at least [**] prior to the start of each Calendar Quarter in 2020.

3.1.6        [**] United States Dollars ($[**]) for 2021 to be paid in [**] equal installments of [**] United States Dollars (US $[**]) each, each of which shall be payable within [**] of receipt of the invoice from Harvard for such amount. Harvard shall issue each invoice to Company at least [**] prior to the start of the [**] Calendar Quarters of 2021.

3.2              Harvard shall use the amounts paid by Company to Harvard pursuant to this Article 3 solely for the conduct of the Research pursuant to the terms of this Agreement in accordance with the Research Plan. Harvard shall not be obligated to incur costs or expend funds to conduct the Research in excess of the total amount paid by Company under this Agreement.

3.3              Harvard will provide Company with a fixed-price invoice in the form set forth in Exhibit B hereto prior to each scheduled Calendar Quarterly payment; provided that Harvard’s failure to do so will not relieve Company from its obligation to make the corresponding payment, but instead will entitle Company to delay the due date of such payment until the date that is [**] after the date of Harvard’s invoice. All payments due under this Agreement will be paid in United States dollars and will be without deduction or withholding of any kind. To the extent that any terms or conditions of any invoice issued by Company in connection with Harvard’s invoices under this Section 3.3 conflict with the terms and conditions of this Agreement, the terms and conditions of this Agreement will prevail and govern.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

4.                Results.

4.1              Reports; Use; License.

4.1.1        Each Party shall provide the other with reports summarizing its Results, no less frequently than once each Calendar Quarter. After each such exchange, the Parties shall meet either in person or by teleconference to review the Results. Within [**] after the earlier of the completion of the Research or the termination of this Agreement, each Party will provide the other with a final report summarizing its Results.

4.1.2        Subject to Articles 7 and 8 of this Agreement and without limiting any rights or licenses expressly granted by Harvard to Company pursuant to this Agreement or the License Agreement, Harvard shall have the right to use Company’s Results for internal research purposes only.

4.1.3        Subject to Articles 7 and 8 of this Agreement and without limiting any rights or licenses expressly granted by Harvard to Company pursuant to this Agreement or the License Agreement, Harvard hereby grants to Company a perpetual, non-exclusive, royalty-free license to use any Harvard Results both (a) for internal research purposes and (b) to make, have made, offer for sale, sell, have sold, repair, service and import products and services within the Field in the Territory.

4.2              Confidentiality. Without regard to the marking requirement described in Section 7.1 or the disclosure mechanism described in Section 7.2 and subject to the exceptions set forth in Section 7.1 (i) – (iv), each Party (a) shall treat as Confidential Information (as otherwise defined in Section 7.1) of the other Party the contents of any report provided to it under Section 4.1 that discloses Results generated solely by the other Party and (b) shall treat as Confidential Information of the Parties jointly the contents of any report provided to it under Section 4.1 that discloses Results generated jointly by the Parties until publication of such joint Results in accordance with Article 8 (except that patent filings in accordance with Section 5.4 shall be permitted).

4.3              Meet and Confer. If, during the Term, Company notifies Harvard Principal Investigator that Company believes that certain Harvard Results are competitively sensitive or would provide Company with a discernible competitive or market advantage that would be adversely affected if publicly used, disclosed or published, then the Parties shall use good faith efforts to meet and confer to discuss such Harvard Results and the concerns of Company regarding the use, disclosure and publication thereof by Harvard, the Harvard Principal Investigator or the Harvard Team.

5.                Inventions.

5.1              Inventorship. Inventorship of Inventions shall be determined in accordance with United States patent law.

5.2              Ownership.

5.2.1        Company Inventions. The entire right, title and interest in and to all Company Inventions shall be owned solely by Company.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

5.2.2        Harvard Inventions. The entire right, title and interest in and to all Harvard Inventions shall be owned solely by Harvard.

5.2.3        Joint Inventions. The entire right, title and interest in and to all Joint Inventions shall be owned jointly by Company and Harvard. Subject to Section 6.2, Company and Harvard each shall have the full right in any jurisdiction to grant licenses under its interest in Joint Patents without any obligation to seek the consent of the other or to account for any profits made as a result of any such license.

5.2.4        Inventions Made by Company Visiting Scientists. Notwithstanding anything to the contrary herein (but consistent with the fourth (4th) sentence of Section 2.3), patentable inventions conceived and reduced to practice by a Company Visiting Scientist solely during the period that such Company Visiting Scientist is performing or otherwise participating in Research at Harvard’s facilities in the performance of the Research Plan will be deemed to be a Harvard Type A Invention.

5.2.5        Inventions Made by Harvard Visiting Scientists. Notwithstanding anything to the contrary herein, patentable inventions conceived and reduced to practice by a Harvard Visiting Scientist (other than Dr. Walsh) solely during the period that such Harvard Visiting Scientist is performing or otherwise participating in Research at Company’s facilities in the performance of the Research Plan will be deemed to be a Joint Invention.

5.3              Disclosure. Harvard shall notify Company, promptly and in writing, of any Invention with respect to which its Office of Technology Development has received a written invention disclosure form and (in the case of Harvard Inventions and Joint Inventions) filed a patent application; provided, however, that subject to and without limiting Sections 2.6.4 (with respect to Consulting Inventions and Joint Consulting Inventions (as such terms are defined in the License Agreement)) and 6.1 (with respect to any Inventions included in the Licensed Patent Rights (as such term is defined in the License Agreement)) of the License Agreement, Harvard may elect to notify Company prior to filing. Company shall notify Harvard, promptly and in writing, of any Company Invention for which it has filed a patent application; provided, however, that Company may elect to notify Harvard prior to filing. Without regard to the marking requirement described in Section 7.1 or the disclosure mechanism described in Section 7.2, and subject to the exceptions set forth in Section 7.1 (i) – (iv), each Party (a) shall treat as Confidential Information of the other Party the contents of any notice provided to it under this Section 5.3 that discloses an Invention owned solely by the other Party and (b) shall treat as Confidential Information of the Parties jointly the contents of any notice provided to it under this Section 5.3 that discloses a Joint Invention until publication of such Joint Invention in accordance with Article 8 (except that patent filings in accordance with Section 5.4 shall be permitted).

5.4              Patent Filing and Prosecution.

5.4.1        Sole Inventions. Company shall be responsible, at its sole expense and discretion, for the preparation, filing, prosecution and maintenance of Company Patent Rights. Subject to and without limiting Section 6 of the License Agreement with respect to any Inventions included in the Licensed Patent Rights (as such term is defined in the License Agreement), Harvard shall be responsible, at its sole expense and discretion, for the preparation, filing, prosecution and maintenance of Harvard Patent Rights.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

5.4.2        Joint Inventions. Harvard shall be responsible for the preparation, filing, prosecution and maintenance of Joint Patents; provided, however, that Harvard may elect to waive such right on a case-by-case basis, in which case Harvard shall notify Company promptly in writing and Company shall have the right, but not the obligation, to take responsibility for such Joint Patents at its own expense. The responsible Party shall: (a) use outside patent counsel reasonably acceptable to the other Party and instruct such patent counsel to furnish the other Party with copies of all correspondence relating to Joint Patents from all patent offices, as well as copies of all proposed responses to such correspondence in time for the other Party to review and comment on such responses; (b) give the other Party an opportunity to review the text of each patent application before filing; (c) consult with the other Party with respect thereto; (d) supply the other Party with a copy of the application as filed, together with notice of its filing date and serial number; and (e) keep the other Party advised of the status of actual and prospective patent filings. The responsible Party shall give the other Party the opportunity to provide comments on and make requests of the responsible Party concerning the preparation, filing, prosecution and maintenance of Joint Patents, and shall consider such comments and requests in good faith.

5.5              No License or Grant of Rights. Except as expressly provided in Section 4.1 or Article 6, nothing in this Agreement shall be construed to confer any ownership interest, license or other rights upon a Party by implication, estoppel or otherwise as to any technology, intellectual property rights, products or biological materials of the other Party or any other entity.

6.                 Intellectual Property.

6.1              Harvard Type A Inventions. Harvard shall grant a license to Company under Harvard’s interest under the Harvard Type A Inventions pursuant to and in accordance with the License Agreement.

6.2              Grant of Option Under Harvard Type B Inventions and Harvard’s Interest in Joint Patents.

6.2.1        Option. With respect to each Harvard Type B Invention, Harvard shall notify Company of such Harvard Type B Invention prior to notifying any third party and Harvard hereby grants to Company the first option to negotiate in good faith with Harvard for a non-exclusive or an exclusive (at Company’s discretion), royalty-bearing, worldwide license under the Harvard Type B Patent Rights to develop, make, have made, offer for sale, sell, have sold and import products and services in the Field on terms that are commercially reasonable to the industry; provided, however, that no such license will include any grant of exclusive rights that would violate the National Institutes of Health’s Principles and Guidelines for Recipients of NIH Research Grants and Contracts on Obtaining and Disseminating Biomedical Research Resources, as published at 64 Fed. Reg. 72090, and as may be amended from time to time. With respect to each Joint Invention, Harvard shall notify Company of its intent to file any application for a Joint Patent and Harvard hereby grants to Company the first option to negotiate in good faith with Harvard for an exclusive license under Harvard’s interest in the Joint Patent to develop, make, have made, offer for sale, sell, have sold and import products and services in the Field on terms that are commercially reasonable to the industry.

6.2.2        Activation; Patent Costs. If Company chooses to activate such option to negotiate with Harvard for a license under a Harvard Type B Invention (or, if applicable, an exclusive license under Harvard’s interest in a Joint Invention), it shall provide Harvard with written notice thereof within [**] after disclosure of the relevant Harvard Type B Invention (or relevant Joint Invention) under Section 5.3 (the “Option Activation Period”). If Company activates an option during the relevant Option Activation Period, then subject to Section 10.16, it shall reimburse Harvard for all reasonable documented, out-of-pocket costs relating to the preparation, filing, prosecution and maintenance of the relevant Harvard Type B Patent Rights (or relevant Joint Patent) incurred by Harvard prior to activation of the option, as well as those incurred during the Option Exercise Period and Negotiation Period. Harvard shall submit periodic invoices and Company shall make payment within [**] after the date of each such invoice.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

6.2.3        Exercise. If Company chooses to exercise its option to negotiate with Harvard for a license under a Harvard Type B Invention (or, if applicable, an exclusive license under Harvard’s interest in a Joint Invention) that Company has activated under Section 6.2.2, Company must provide Harvard with written notice of such decision at any time during the Term or within [**] after expiration or termination of the Term (collectively, the “Option Exercise Period”). If Company exercises an option to negotiate with Harvard for a license under a Harvard Type B Invention within the Option Exercise Period, it shall have [**] after such exercise within which to execute a license agreement with Harvard (the “Negotiation Period”); provided that the Negotiation Period may be extended by mutual agreement of the Parties. Each of Harvard and Company shall use good faith efforts to negotiate and execute such mutually-agreeable license agreement. If Company exercises an option for an exclusive license under Harvard’s interest in a Joint Invention, then upon receipt by Harvard of the written request of Company, the Parties shall immediately amend Exhibit 1.25 of the License Agreement to add Harvard’s interest in such Joint Patent and upon such amendment, each such Joint Patent shall automatically (and without any action of the Parties) be deemed to be “Licensed Patent Rights” licensed pursuant to the License Agreement by Harvard to Licensee on the same terms as those set forth therein, including, without limitation, subject to Section 11.17 thereof, reimbursement to Harvard for all documented, out-of-pocket expenses incurred by Harvard in connection with such Licensed Patent Rights in accordance with Article 6 thereof.

6.2.4        Terms. Except as otherwise expressly agreed by the Parties in writing, such license agreement for a license under a Harvard Type B Invention shall include, without limitation, (a) in the case of an exclusive license, terms consistent with the provisions of 35 U.S.C. §§ 200-212 and 37 C.F.R. § 401 et seq., and a reservation of the rights of Harvard and other not-for-profit research organizations to practice the subject matter of the licensed Harvard Type B Patent Rights for research, teaching and other educational purposes only, (b) the indemnity, insurance, limitations on liability, patent cost reimbursement (subject to a provision consistent with Section 10.16) and other provisions customary to patent and technology licenses normally granted by Harvard (i.e., consistent with those as set forth in the License Agreement), and (c) commercially reasonable due diligence obligations for the development and commercialization of products or processes covered by the relevant Harvard Type B Patent Rights (i.e., consistent with those set forth in the License Agreement).

6.2.5        Expiration.

6.2.5.1            With respect to each Harvard Type B Invention, if Company (a) does not activate its option during the relevant Option Activation Period, (b) provides written notice to Harvard during the relevant Option Activation Period that it waives its option in whole or in part, (c) activates its option during the relevant Option Activation Period but does not exercise the Option during the Option Exercise Period or (d) exercises its Option during the Option Exercise Period and the Parties fail to reach agreement on terms and conditions of a license agreement within the Negotiation Period, then Company’s rights under this Article 6 with respect to such Harvard Type B Invention shall expire.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

6.2.5.2            With respect to each Joint Invention, if Company decides that it does not wish to pay for the preparation, filing, prosecution or maintenance of a Joint Patent in a particular country (each, an “Abandoned Joint Patent”), Company shall provide Harvard with prompt written notice of such election. Upon Harvard’s receipt of such notice, Company shall be released from its obligation to reimburse Harvard for the expenses incurred thereafter as to such Abandoned Joint Patents; provided, however, that expenses authorized prior to the receipt by Harvard of such notice shall be deemed incurred prior to the notice. For clarity, Company’s right thereafter under such Abandoned Joint Patents shall be limited to a non-exclusive license in the Field in the relevant territory solely to the extent necessary for Company to practice other Patent Rights dominated by a Valid Claim within such Abandoned Joint Patent.

7.                 Confidential Information.

7.1              Definitions. “Confidential Information” shall mean all information (including Results, but only until publication in accordance with Article 8 hereof) that is marked as confidential (or, if disclosed orally or in intangible form, that is summarized in a writing that is marked as confidential and delivered to the recipient within thirty (30) days after disclosure) and that is disclosed (a) by or on behalf of Harvard (including by any member of the Harvard Team) to Company hereunder (“Harvard Confidential Information”) or (b) by or on behalf of Company (including by any member of the Company Team) to Harvard or the Harvard Principal Investigator hereunder (“Company Confidential Information”). Notwithstanding the above, the obligations set forth in Sections 7.2, 7.3 and 8.2 shall not apply to Confidential Information to the extent that it: (i) was known to the recipient at the time it was disclosed, other than by previous disclosure by or on behalf of the discloser, as evidenced by written records at the time of disclosure; (ii) is at the time of disclosure or later becomes publicly known under circumstances involving no breach of this Agreement; (iii) is lawfully and in good faith made available to the recipient by a third party who is not subject to obligations of confidentiality to the discloser with respect to such information; or (iv) is independently developed by the recipient without the use of or reference to Confidential Information, as demonstrated by documentary evidence.

7.2              Disclosure Limitation. Pursuant to Harvard policy, the Harvard Principal Investigator is not supposed to receive information that is subject to confidentiality obligations, including any Company Confidential Information, if doing so would affect his ability to publish research results or the ability of other scholars to replicate the published results. Accordingly, Company agrees to disclose Company Confidential Information to the Harvard Principal Investigator only if (a) it first notifies the Harvard Principal Investigator of the nature of such information and (b) the Harvard Principal Investigator, in his sole discretion, notifies Company that he wishes to accept the specified information, or a portion thereof. For clarity the obligations of the Harvard Principal Investigator set forth in Sections 7.3 and 8.2 shall only apply to Company Confidential Information accepted by the Harvard Principal Investigator in accordance with this Section 7.2.

7.3              Obligations. Company, Harvard, and the Harvard Principal Investigator each agree that, without the prior written consent of Harvard (in the case of Company being the recipient) or Company (in the case of Harvard or the Harvard Principal Investigator being the recipient) in each case, during the Term of this Agreement, and for five (5) years thereafter, it/he (a) will not disclose Confidential Information that it/he has received hereunder to any third party and (b) will not use Confidential Information that it/he has received hereunder except for the purposes of performing the Research and, in the case of Company, evaluating whether to exercise an option under Article 6 of this Agreement. Company, Harvard, and the Harvard Principal Investigator each shall treat Confidential Information that it/he has received hereunder with the same degree of confidentiality as it/he treats its/his own confidential and proprietary information, but in all events no less than a reasonable degree of confidentiality. Company, Harvard and the Harvard Principal Investigator each may disclose Confidential Information that it/he has received hereunder only to members of the Company Team or Harvard Team, respectively, who have a need to know such information for the purposes specified above and who agree in writing to protect such Confidential Information in accordance with the terms set forth in this Agreement.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

7.4              Agreement. The terms (but not the existence) of this Agreement constitute the Confidential Information of both Parties and neither Party shall disclose the terms of this Agreement to any third party except (a) to its Affiliates, Distributors and Sublicensees (as such terms are defined in the License Agreement) and their respective officers, directors, members, employees, agents and outside advisors who reasonably need to know such information for exercising such Party’s rights or performing such Party’s obligations under this Agreement or the License Agreement, (b) with the prior written approval of the other Party, (c) the Parties may issue a press release substantially in the form set forth in Exhibit F, which press release has been approved in advance by Harvard, or (d) this restriction shall not apply to any information required by law to be disclosed to any Governmental Authority or required to be disclosed publicly pursuant to applicable law, including, without limitation, pursuant to or in connection with securities law reporting obligations or the rules of any securities exchange, provided that the Party disclosing such information shall seek confidential treatment of such Confidential Information to the extent permitted under applicable law. Notwithstanding the foregoing, Harvard may publicly acknowledge Company’s support for the investigations being pursued under this Agreement and in such statement, may disclose a high-level description of the research project (without disclosing specific timelines or deadlines), the relevant Harvard school/researchers, and the identity of Company as the sponsor).

8.                 Publications.

8.1              It is possible that Harvard and Company will publish the Results jointly. Nonetheless, subject to the provisions of this Agreement (including Article 7), each Party reserves the right to publish its Results separately. Harvard shall provide Company with a copy of any manuscript or other publication disclosing Results at least [**] prior to submission for publication for the purpose of enabling Company to review the manuscript or other publication for potentially patentable Inventions with respect to which it wishes to exercise its option rights under Article 6 and/or for Company Confidential Information. Company shall provide Harvard with a copy of any manuscript or other publication disclosing Results at least [**] prior to submission for publication for the purpose of enabling Harvard to review the manuscript or other publication for potentially patentable Joint Inventions with respect to which it would like to file a patent application and/or for Harvard Confidential Information.

8.2              The Party wishing to publish shall delete from its manuscript or other publication prior to submission all Confidential Information of the other Party that the other Party identifies and requests the Party wishing to publish to delete within the [**] period specified in Section 8.1.

8.3              If, during the [**] period specified in Section 8.1, Company notifies Harvard that a manuscript or other publication reveals a potentially patentable Harvard Type B Invention or Joint Invention for which it wishes to exercise an option pursuant to Article 6, or Harvard notifies Company that a manuscript or other publication reveals a potentially patentable Joint Invention with respect to which it would like to file a patent application, the Party wishing to publish shall delay publication for the purpose of enabling a patent application to be filed in accordance with Section 5.4 until the earliest to occur of: (a) a patent application has been filed with respect to such Harvard Type B Invention or Joint Invention; (b) Harvard’s Office of Technology Development and Company have determined that the relevant Harvard Type B Invention or Joint Invention is not patentable; or (c) [**] have elapsed from the date of notification under this Section 8.3.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

8.4              Notwithstanding anything to the contrary herein, the Parties agree to abide by the policies of journals in which publications will appear as to such matters as the public release or availability of data or biological materials relating to the manuscript or other publication. Proper acknowledgment will be made for the contributions of each Party to the Results being published. In addition, to the extent required by applicable journal policies, each Party shall use reasonable efforts to make samples of its research materials disclosed in the manuscript or other publication available upon request (supplies permitting) to scientists at non-profit institutions, provided that the recipient scientist agrees in writing that such research materials (a) will be used for research in the recipient scientist’s laboratory only, (b) will not be used for any commercial purpose, (c) will not be used for work on human subjects, and (d) will not be distributed to other laboratories.

9.                Term and Termination.

9.1              Term. This Agreement shall commence on the Effective Date and shall remain in effect for a period of five (5) years (the “Term”), unless earlier terminated in accordance with the provisions of this Article 9.

9.2              Termination.

9.2.1        Loss of Harvard Principal Investigator. In the event that Dr. Walsh ceases to supervise the Research and Harvard declines or is unable to find a substitute the Harvard Principal Investigator acceptable to Company as provided in Section 2.2, Company may terminate this Agreement in accordance with Section 2.2.

9.2.2        Termination for Default. In the event that either Party commits a material breach of its obligations under this Agreement and fails to cure that breach within thirty (30) days after receiving a written demand to cure from the non-breaching Party, the non-breaching Party may terminate this Agreement immediately upon written notice of termination to the breaching Party.

9.2.3        Termination for Convenience. Subject to provisions of Section 9.6.1 regarding the payment by Company of any minimum commitment, Company may terminate this Agreement if the Company does not believe that it either has sufficient finances to proceed or can otherwise secure sufficient funding to proceed, upon sixty (60) days prior written notice to Harvard.

9.3              Cross-Termination. This Agreement shall automatically (and without any action of the Parties) terminate upon termination of the License Agreement in accordance with Section 9.2 thereof.

9.4              Force Majeure. Neither Party will be responsible for delays resulting from causes beyond its reasonable control, including, without limitation, fire, explosion, flood, war, strike or riot; provided that the non-performing Party uses commercially reasonable efforts to avoid or remove such causes of non-performance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

9.5              Survival. The following provisions, as well as any rights, obligations and duties which by their nature extend beyond the expiration or termination of this Agreement, shall survive the expiration or termination of this Agreement: Article 7 and 9 and Sections 4.1.2, 4.2, 5.2, 5.3, 10.2, 10.3, 10.4, and 10.5. In addition, the provisions of Article 6 shall survive termination of this Agreement as necessary to effectuate the rights of Company, unless Harvard has terminated this Agreement because of a material uncured breach by Company. In addition, Sections 4.1.3 and 10.6 shall survive the expiration or termination of this Agreement but solely until expiration or termination of the License Agreement.

9.6             Effect of Termination. Except as otherwise expressly set forth in Section 9.5 or this Section 9.6, all rights and obligations of the Parties shall cease immediately upon expiration or termination of this Agreement.

9.6.1        Payment Obligations.

9.6.1.1            Payment of Minimum Commitment for Certain Terminations Prior to April 1, 2018. In the event that (a) Harvard terminates this Agreement in accordance with Section 9.2.2 for the uncured material breach of Company, or (b) Company terminates this Agreement in accordance with Section 9.2.3, where, in either case of (a) or (b), the effective date of such termination is prior to [**] then notwithstanding that such termination may predate the dates for invoicing and payment set forth in Section 3.1, Company’s obligation to pay Harvard all amounts due pursuant to Sections 3.1.1, 3.1.2 and 3.1.3(a) hereof (which, for clarity, equals [**] U.S. Dollars ($[**])) shall expressly survive such termination and Company shall pay Harvard all such amounts due no later than the respective deadlines set forth therein. For clarity, if this Agreement is terminated for any reason specified in this Section 9.6.1.1, Company shall have no obligation to pay any other amounts due or payable under Section 3.1 from and after the effective date of such termination.

9.6.1.2            Payment Obligations with respect to All Other Terminations. For clarity, in the event that this Agreement is terminated for any other reason (including, (a) the Company terminates this Agreement in accordance with (i) Section 9.2.1 for loss of Harvard Principal Investigator, or (ii) Section 9.2.2 for the uncured material breach of Harvard, (b) the Company terminates this Agreement in accordance with Section 9.2.3 (where the effective date of such termination for convenience is on or after [**]), (c) Harvard terminates this Agreement in accordance with Section 9.2.2 for the uncured material breach of Company (where the effective date of such termination is on or after [**]), or (d) this Agreement automatically terminates in accordance with Section 9.3 due to termination of the License Agreement), then, in each such case, Company shall have no obligation to pay any amounts due or payable under Section 3.1 from and after the effective date of such termination. Notwithstanding anything to the contrary herein, in the event that this Agreement is terminated for the reasons specified in subparts (b) or (c) of this Section 9.6.1.2, Company shall pay Harvard the amount of any financial commitments reasonably incurred by Harvard prior to termination in connection with the Research that cannot be canceled, including, without limitation, graduate student and post-doctoral stipends provided that (x) Harvard shall use reasonable efforts not to incur any financial commitments that cannot be canceled with thirty (30) (or more) days prior written notice and (y) Harvard shall notify Company of any such material financial commitments periodically during the Term and upon Company’s reasonable request.

9.6.2        Title to Equipment and Materials. Upon termination or expiration of this Agreement for any reason, Harvard shall retain title to all equipment or material purchased or fabricated by Harvard, the Principal Investigator or the Harvard Team (regardless of whether such equipment or materials were purchase or fabricated with funds provided by Company hereunder).

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

10.	Miscellaneous.

10.1          Representations and Warranties.

10.1.1    Mutual Representations. Each Party represents and warrants to the other Party as follows:

(a)               Duly Organized. Such Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such would prevent such Party from performing its obligations under this Agreement.

(b)               Due Authorization; Binding Agreement. The execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary corporate action. This Agreement is a legal and valid obligation binding on such Party and enforceable in accordance with its terms and does not: (i) to such Party’s knowledge and belief, violate any law, rule, regulation, order, writ, judgment, decree, determination or award of any court, governmental body or administrative or other agency having jurisdiction over such Party; nor (ii) conflict with, or constitute a default under, any agreement, instrument or understanding, oral or written, to which such Party is a party or by which it is bound.

(c)                Employee/Contractor Agreements. All of such Party’s and its employees acting on its behalf pursuant to this Agreement are and will be obligated under a binding written agreement to assign to such Party or its designee all inventions and to comply with obligations of confidentiality and non-use consistent in scope with those set forth herein.

10.1.2    Representations by Harvard. OTD, on behalf of Harvard, represents, warrants and covenants to Company that as follows:

(a)               Third Party Rights. As of the Effective Date, to the knowledge of OTD, Harvard has not received any funding, participation or other rights from any third Person or other Governmental Authority that conflicts or is inconsistent with the rights, licenses and options granted to Company hereunder. As of the Effective Date, Harvard has the right to grant the licenses and rights as contemplated under this Agreement and has not granted any right to any third Person which would conflict or be inconsistent with the licenses and rights granted to Company hereunder. Harvard will not during the Term grant any right to any third Person which would conflict or be inconsistent with the licenses and rights granted to Company hereunder.

(b)               Patents. Harvard is the sole and exclusive owner of all right, title and interest in and to the Harvard Background Patents, including all of the patents and patent applications identified as “Harvard Background Patents” in Exhibit 1.25. All official fees, maintenance fees and annuities for the Licensed Patent Rights have been paid through the Effective Date.

(c)                Non-Infringement of Third Party Rights. OTD has not received any written notice from any Person of any actual or threatened claim that the use or practice of the Licensed Patent Rights or Licensed Know-How infringes or otherwise violates the intellectual property rights of a third Person.

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(d)               Patent and Technology Status.  As of the Effective Date, none of the Licensed Patent Rights is currently involved in any interference, reissue, reexamination, or opposition proceeding and OTD has not received any written notice from any Person of such actual or threatened proceeding.

(e)                Non-Infringement by Third Parties. As of the Effective Date, to the knowledge of OTD, no third Persons are infringing the Licensed Patent Rights or Licensed Know-How.

10.2           Warranty Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 10, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION: RESULTS; THE PERFORMANCE, CONDITION, ORIGINALITY OR ACCURACY OF THE RESEARCH OR MATERIALS; THE AVAILABILITY OF LEGAL PROTECTION FOR INVENTIONS OR ANY OTHER WORK PRODUCT OF THE RESEARCH; OR THE VALIDITY OR ENFORCEABILITY OF ANY PATENT RIGHTS. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 10, ALL MATERIALS PROVIDED HEREUNDER ARE PROVIDED “AS IS,” AND NEITHER PARTY MAKES ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE FOR ANY RESULTS OR MATERIALS PROVIDED HEREUNDER, OR THAT THE USE OF THE RESULTS OR MATERIALS WILL NOT INFRINGE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHT

10.3          Responsibilities and Indemnification. Each Party shall be responsible for its own acts in the performance of the Research, its use of Results, and its use, storage and disposal of any materials. Company shall indemnify, defend and hold harmless Harvard and its current and former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns from and against any third party claim, liability, cost, expense, damage, deficiency, loss or obligation of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of litigation) based upon, arising out of, or otherwise relating to Company’s use of Results, including without limitation any cause of action relating to product liability, except to the extent caused by or resulting from the gross negligence or willful misconduct of Harvard.

10.4          Limitation of Liability. Except with respect to Company’s indemnification obligations under Section 10.3, neither Party will be liable to the other with respect to any subject matter of this Agreement under any contract, negligence, strict liability or other legal or equitable theory for (a) any indirect, incidental, consequential or punitive damages or lost profits or (b) cost of procurement of substitute goods, technology or services. Except with respect to Company’s indemnification obligations under Section 10.3, each Party’s aggregate liability for all damages of any kind arising out of or relating to this Agreement or its subject matter shall not exceed the amounts paid by Company to Harvard under this Agreement.

10.5          Use of Names. Except as provided below, Company shall not, and shall ensure that its affiliates shall not, use or register the name “Harvard” or “Wyss Institute” (alone or as part of another name) or any logos, seals, insignia or other words, names, symbols or other indicia of origin owned by Harvard that, in each case, identify Harvard or the Wyss Institute or any other Harvard school, unit, division or affiliate (collectively, “Harvard Names”) for any purpose as a trademark except with the prior written approval of, and in accordance with restrictions required by, Harvard, provided, however that Company may issue a press release substantially in the form set forth in Exhibit F, which press release has been approved in advance by Harvard. This restriction shall not apply to any information required by law to be disclosed to any Governmental Authority, including, without limitation, information required to be disclosed pursuant to or in connection with securities reporting. If, notwithstanding this prohibition, Company or any of its affiliates registers any Harvard Name as a trademark, service mark, domain name, trade name, business or company name or otherwise anywhere in the world, then, in addition to any other remedies Harvard may have, Harvard shall have the right to compel Company or such affiliate to assign its rights in such registration to Harvard and Company shall take such steps as may be necessary to transfer record ownership of such registration to Harvard, at Company’s cost.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

10.6          Research Partially Funded by Grants. To the extent that any Invention has been partially funded by the federal government (including any of its agencies), this Agreement and the grant of any rights in such Invention is subject to and governed by federal law, such as the provisions of 35 U.S.C. §§ 200-212 and all associated implementing regulations, as well as all applicable terms and conditions of such grant, provided, however that neither Harvard, the Harvard Principal Investigator nor any member of the Harvard Team shall accept any funding that would conflict or otherwise be inconsistent with the rights and licenses granted to Company hereunder or in the License Agreement.

10.7          Independent Contractors. Company will not have the right to direct or control the activities of Harvard or the Harvard Principal Investigator in performing the Research. Harvard will not have the right to direct or control the activities of Company or the Company Principal Investigator in performing the Research. Harvard and Company shall act hereunder only as independent contractors, and nothing herein contained shall give either Party the right to bind the other, be deemed to constitute either Party as agent for or partner of the other or any third party, or be construed or fiduciary relationship between the Parties.

10.8          Notices. Any notices to be given hereunder shall be sufficient if signed by the Party giving same and delivered in one of the following manners: (a) hand delivery; (b) certified mail, return receipt requested; (c) expedited delivery via a nationally recognized courier service; (d) facsimile if the sender retains evidence of successful transmission and if the sender promptly sends the original by ordinary mail, or (e) email, if the sender retains evidence of the sent transmission and if the sender promptly sends the original by ordinary mail, in any event to the following addresses:

If to Licensee:	ReWalk Robotics, Ltd. 200 Donald Lynch Blvd. Marlborough, Massachusetts 01752 Email: larry.jasinski@rewalk.com and ofir@rewalk.com Facsimile: 508 251-2970 Attn.: Larry Jasinski and Ofir Koren
With copy to the following (if a technical notice):	ReWalk Robotics, Ltd. Hatnufa st. 3, floor 6 Yokneaam, POB 161, 2069203 Israel Facsimile: +972-4-959 0125 Email: larry.jasinski@rewalk.com and ofir@rewalk.com Attn.: Larry Jasinski and Ofir Koren
If to Harvard:

Office of Technology Development
Harvard University
Richard A. and Susan F. Smith Campus Center, Suite 727
1350 Massachusetts Avenue
Cambridge, Massachusetts 02138

Facsimile: (617) 495-9568

Attn.: Chief Technology Development Officer

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

By such notice, either Party may change its address for future notices. Notices mailed shall be deemed given on the date postmarked on the envelope. Notices sent by expedited delivery shall be deemed given on the date received by the courier, as indicated on the shipping manifest or waybill. Notices sent by fax shall be deemed given on the date faxed.

10.9          Modification. No modification or waiver of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and executed by duly-authorized representatives of both Parties. A failure by a Party to assert its rights under, including upon any breach or default of, this Agreement shall not be deemed a waiver of such rights. No such failure or waiver in writing by either Party with respect to any rights shall extend to or affect any subsequent breach or impair any right consequent thereon.

10.10      Governing Law and Venue. This Agreement will be governed by, and construed in accordance with, the substantive laws of the Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. Any action, suit or other proceeding arising out of or relating to this Agreement, its subject matter, any document or instrument delivered pursuant to, or a breach of this Agreement or any such document or instrument (a “Suit”) shall be brought in a court of competent jurisdiction in the Commonwealth of Massachusetts, and the Parties hereby consent to the sole jurisdiction of the state and federal courts sitting in the Commonwealth of Massachusetts. Each Party agrees not to raise any objection at any time to the laying or maintaining of the venue of any Suit in any of the specified courts, irrevocably waives any claim that Suit has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to any Suit, that such court does not have any jurisdiction over such Party.

10.11      Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, such invalidity shall not render the entire Agreement unenforceable or invalid but rather the Agreement shall be read and construed as if the invalid or unenforceable provision(s) are not contained herein, and the rights and obligations of the Parties shall be construed and enforced accordingly.

10.12      Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties hereto; provided, however that neither Party may assign any of its rights or obligations under this Agreement to any other person or entity without the prior written consent of the other except that Company may, without such consent, assign this Agreement, in its entirety, and its rights, obligations and interests to (a) to any affiliate or (b) to any purchaser of all of Company’s equity or all or substantially all of Company’s assets or business to which this Agreement relates, or (c) to any successor corporation resulting from any merger or consolidation of Company with or into such corporation, provided, in each case, that the assignee agrees in writing to be bound by the terms of this Agreement. Any assignment purported or attempted to be made in violation of the terms of this Section 10.12 shall be null and void and of no legal effect.

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10.13      Entire Agreement. This Agreement is the sole agreement with respect to the subject matter hereof and supersedes all other agreements and understandings between the Parties with respect to the same.

10.14      Counterparts. The Parties may execute this Agreement in two or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Transmission by facsimile or electronic mail of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. If by electronic mail, the executed Agreement must be delivered in a .pdf format.

10.15      No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

10.16      Reimbursement. To the extent that Company reimburses Harvard for any costs incurred by Harvard for the preparation, filing, prosecution and maintenance of any Patent Rights hereunder (such costs, “Reimbursed Costs”), then if Harvard grants a license under such Patent Rights to a third Person outside the Field (each, an “Ex-Field Licensee”) and receives reimbursement from such Ex-Field Licensee for Reimbursed Costs, then Company shall only be responsible for reimbursing an appropriate portion of such Reimbursed Costs based on the scope and type of license (i.e., non-exclusive vs. exclusive) granted to such Ex-Field Licensee and Harvard shall credit Company’s portion of the Reimbursed Costs to amounts owed under the License Agreement.

[Signature page follows]

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative as of the Effective Date.

President and Fellows of Harvard College		ReWalk Robotics, Ltd.
By:	/s/ Isaac T. Kohlberg	By:	/s/ Larry Jasinski
Name:	Isaac T. Kohlberg	Name:	Larry Jasinski
Title:	Senior Associate Provost Chief Technology Development Officer Office of Technology Development Harvard University	Title:	CEO

I, the undersigned, hereby confirm that I have read the Agreement, that its contents are acceptable to me and that I will act in accordance with its terms, including the provisions of Article 7.

/s/ Conor Walsh
Conor Walsh, Ph.D.

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EXHIBIT A

Research Plan

Aim: Harvard expects to perform research to support Company’s development of both stroke and multiple sclerosis (“MS”) specific Soft Exosuits as follows:

[**]

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit B

Form of Harvard Invoice

Attached.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

HARVARD Office for Sponsored Programs	INVOICE

SPONSOR NAME	HU PI:	PI Name
SPONSOR ADDRESS	Prime PI:	Prime PI Name
City, State Zip	Award #:	Award_No.
Line 3	Grant #:	Grant_No.
Line 4	Obligated $:	$0.00
Line 5	Period:	00/00/0000 - 00/00/0000
Email Address	PO #	PO_No.
	Extra Header Field1	misc header field1
	Extra Header Field2	misc header field2

Project Title: PROJECT TITLE

Invoice Number	Invoice Date	Terms
123456-01	TBD	NET 45

Amount Due Per Terms of Agreement:	$0.00

Space is provided here for a couple of lines of custom text, if required

Approved by: OSP Approver Name

Remittance stub if paying by check

Please indicate the HU Acct# 000-00000-000000 as reference with your payment.

Invoice Number	Invoice Date	Terms
123456-01	TDB	NET 45

PLEASE SEND REMITTANCE TO: President & Fellows of Harvard College P.O. Box 415649 Boston, MA 02241-5649	or	By WireTransfer/ACH Transfer to: Bank of America Harvard University Account #898-41099 (WIRE) ABA 026009593 (ACH) ABA 011000138 Swift Code: BOFAUS3N

For questions, please contact: OSP-FRAP@Harvard.edu

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Exhibit C

Harvard Background Patents

Case	Country	Type	Appl. Title	Serial Number
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit D

Visitor Participation Agreement

Attached.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

HARVARD UNIVERSITY VISITOR PARTICIPATION AGREEMENT

for visitors from for-profit organizations (U.S. and foreign)

In consideration of my participation in research or other projects of President and Fellows of Harvard College ("Harvard" or the "University") and/or my use of funds, facilities or other resources provided by or through Harvard (collectively, "Harvard Activities"), I agree as follows:

1)     With respect to my Harvard Activities, I acknowledge that I am bound by and will comply with Harvard's research policies (among them, the "Statement of Policy in Regard to Intellectual Property," or "IP Policy"), as they may be amended from time to time and made available by Harvard at http://vpr.harvard.edu/pages/research-policies-guidance or otherwise.

2)     If any agreement between Harvard and a third party (e.g., with respect to research funding or collaboration, or the use of materials, data, rights, equipment or the like) pertains to my Harvard Activities, I will abide that agreement, to the extent its terms apply and are made known to me.

3)     I will report promptly to Harvard's Office of Technology Development ("OTD") any Invention, Sponsored Computer Software and/or Unpatented Material, as those capitalized terms are defined in the IP Policy, here referred to together as "Developments", that the IP Policy requires me to disclose to Harvard. I hereby assign and agree to assign to Harvard all my right, title and interest in all Developments that Harvard is entitled to own under the IP Policy, and all patent rights, copyrights and other intellectual property rights in those Developments throughout the world. I hereby grant to Harvard any rights required to be granted to Harvard under the IP Policy with respect to Incidental Inventions (as defined in the IP Policy) or other Developments I am entitled to own.

4)     If any agreement between Harvard and a third party requires that my copyrights in works of authorship (for example, research reports or articles) be assigned or licensed to Harvard or a third party, I hereby assign or license to Harvard the copyrights that are needed in order to fulfill the agreement.

5)     I will cooperate with Harvard in such reasonable steps as may be needed to carry out its research policies and to confirm, establish or protect the rights of Harvard or its designees. This may include, for example, executing additional documents, assisting in the filing, prosecution or defense of patent applications, and letting Harvard see my research data or materials as needed to respond to inquiries or conduct internal and external oversight activities.

6)     I have not made with any third party, except the organization by which I am primarily employed and whose duly-authorized representative has signed this Agreement in the space provided below, any agreement that conflicts or reasonably could be construed as conflicting with the terms of this Agreement, and will not in future make any such agreement.

7)     The obligations of this Agreement relating to my Harvard Activities will continue after the end of those Activities. This Agreement is binding on me, my estate, heirs and assigns.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

By signing in the space provided below, I hereby accept and agree to the terms and conditions of this Agreement:

Signature:

Name:

Date:

The organization named below acknowledges and agrees that the individual whose signature appears above is released from any obligation to it and/or its affiliates as regards any rights in inventions, discoveries, copyrightable materials or other developments, which obligation is or reasonably could be construed to be in conflict with the terms of this Agreement. The person signing below represents and warrants that he/she is duly authorized to sign this Agreement on behalf of such organization.

Signature:

Name:

Title:

Organization:

Date:

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit E

Acknowledgment of Risk and Release

Attached.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ACKNOWLEDGEMENT OF RISK AND RELEASE

for

Non-Harvard Personnel Using Harvard Research and Instructional Laboratory

Facilities

THIS IS A RELEASE OF LEGAL RIGHTS - PLEASE READ AND UNDERSTAND BEFORE SIGNING

I, the undersigned, accept and agree to the following terms and conditions in consideration for my use of Harvard's research and instructional laboratory facilities.

1.	Access to Facilities. The facilities are being made available to me as an educational or research opportunity. I am not a student, employee or affiliate of Harvard.
2.	Health and Safety Risks. I understand that Harvard laboratories may contain hazardous substances and equipment. I will take every precaution necessary to protect my health and safety, and the health and safety of others. I will acquaint myself with and conduct my activities in accordance with all safety rules and safe operational procedures. If I am not familiar with or I do not know how to handle safely a substance or piece of equipment, I will seek assistance from qualified Harvard personnel. I recognize that I may be subjected to potential risks, illnesses and injuries. I have made my own investigation of these risks, understand these risks and assume them knowingly and willingly.
3.	No Medical Coverage. I understand that if I am injured as a result of my activities at Harvard, I am not covered by Harvard insurance of any kind. It will be my responsibility to pay for emergency room care, doctors' services, hospitalization, and any other related costs, medical or non-medical. I will not be eligible to participate in Harvard's health, disability or life insurance program.
4.	Appropriate Conduct. I agree to observe all applicable governmental, University and departmental policies, rules and regulations that pertain to my conduct on campus and in the facilities. I agree that Harvard officials may require me to leave the facilities if they believe that I have violated a policy, rule or regulation or if they believe that my conduct is inappropriate.
5.	Confidentiality. I agree not to disclose or to use, directly or indirectly, any proprietary or confidential research, data, trade secrets, personal data, or other similar information of which I may become aware as a result of my activities in Harvard's facilities.
6.	ASSUMPTION OF RISK AND RELEASE OF CLAIMS. Knowing the risks described above, I agree, on behalf of my family, heirs and personal representative(s), to assume all the risks and responsibilities surrounding my use of and access to Harvard's laboratories and equipment. To the maximum extent permitted by law, I release Harvard, its current and former members of its governing boards, officers, faculty, staff, representatives, volunteers, employees, students, other trainees and agents, and their respective heirs and assigns, from any and all claims, losses, expenses, damages, or liabilities which I may incur or suffer, arising out of or related to my use of- or access to the laboratories or equipment and resulting from any cause, including but not limited to negligence by Harvard, its current or former members of governing boards, officers, faculty, staff, representatives, volunteers, employees, students, other trainees or agents.
7.	INDEMNIFICATION. I agree to indemnify Harvard, its current and former members of its governing boards officers, faculty, staff, representatives, volunteers, employees, students, other trainees, and agents, and their respective heirs and assigns, against any and all claims, actions, suits, procedures, costs, expenses, damages, and liabilities (including reasonable attorneys' fees) (collectively "Claims"), arising out of or related to my use of or access to Harvard's laboratories or equipment, but only in proportion to and to the extent that such Claims result from or are caused by my own negligent or intentional acts or omissions.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

I have carefully read this Acknowledgement of Risk and Release before signing it. This agreement shall be governed by the laws of the Commonwealth of Massachusetts (excluding its conflict of laws principles), which shall be the forum for any lawsuits filed under or incident to this document or the attached Harvard University Visitor Participation Agreement.

Signed:________________________	Date:_____________________________

Name (print)_______________________________

Date of Arrival: ____________________ Anticipated Date of Departure:_________

Version: 5/2015

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit F

Press Release

Attached.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

FOR IMMEDIATE RELEASE

May 17, 2016

ReWalk Announces Collaboration with Harvard University’s Wyss Institute to Develop Lightweight and Soft Exoskeleton Systems for the Treatment of Stroke, Multiple Sclerosis and Limited Mobility Patients

Five-Year Agreement Establishes Unique Collaboration and Extensive IP Licensing for “Soft Suit” Exoskeleton Systems

YOKNEAM ILIT, Israel and MARLBOROUGH, MA — ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or “Company”), the leading global exoskeleton developer and manufacturer today announced a collaboration with Harvard University’s Wyss Institute for Biologically Inspired Engineering for the licensing of Intellectual Property (IP), and development of concepts and designs of lightweight exoskeleton system technologies for lower limb disabilities. This exclusive licensing and collaboration agreement will focus on the development of “soft suit” systems for the treatment of stroke, Multiple Sclerosis (MS), mobility limitations for the elderly and other medical applications.

“There is a great need in the health care system for lightweight, lower-cost wearable exoskeleton designs to support stroke patients, individuals diagnosed with Multiple Sclerosis and senior citizens who require mechanical mobility assistance. This collaboration will help create the next generation of exoskeleton systems, making life-changing technology available to millions of consumers across a host of patient populations,” said Larry Jasinski, CEO of ReWalk.

“This is a very exciting day for the soft suit technology,” said Conor Walsh, who is a Core Faculty Member at the Wyss Institute, the John L. Loeb Associate Professor of Engineering and Applied Sciences at Harvard’s John A. Paulson School of Engineering and Applied Sciences and Founder of the Harvard Biodesign Lab. “ReWalk brings commercialization expertise and experience in the area of wearable robotics and complements our translation-focused research. Ultimately this deal paves the way for this technology to make its way to patients.”

The majority of Stroke and MS patients as well as the elderly do not require the structural support of current market rigid exoskeleton systems for individuals with spinal cord injury. The soft suit prototypes from the Wyss Institute transmit power to key joints of the legs with cable technologies powered with software and mechanics that are similar to the technologies used in the ReWalk system. The cables are connected to fabric-based designs that attach to the legs and foot, thus lending the name “soft suit.”

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"Our collaboration with ReWalk is a wonderful example of the Wyss Institute model in action," said Wyss Institute Founding Director Don Ingber, M.D., Ph.D. "We work with industry to help de-risk the technologies we develop, both technically and commercially, and thereby expedite their translation into real world applications."

Initial pilot studies with stroke patients run at Harvard’s Wyss Institute in collaboration with faculty and researchers from Boston University have demonstrated the function of the soft suit exoskeleton technology. ReWalk will work in concert with the Wyss Institute on the continued development of lightweight designs to complete clinical studies, pursue regulatory approvals and commercialize the systems on a global scale. The first commercial application is expected to be stroke, followed by MS and then additional applications. There are an estimated 3 million stroke patients with lower limb disability in the U.S., and approximately 400,000 individuals with Multiple Sclerosis.

“Harvard and its Wyss Institute are pioneers in the development of technology in this space. The licensed Harvard patent portfolio currently includes 19 patent applications, which includes applications in at least six countries. The applications cover the soft suit, control systems and methods of treating patients. Harvard and the Wyss Institute have built comprehensive research expertise in addition to the worldwide patent portfolio. There is no better partner than these renowned institutions with which to pursue the mission of bringing cutting-edge technology to disabled individuals around the world,” Jasinski added.

Coordinated by Harvard’s Office of Technology Development, this collaboration includes funding for continued research and technology development at the Wyss Institute and transfer of knowledge and research results to ReWalk.

The agreement is effective May 16, 2016, with anticipated commercialization before 2019.

For more about Harvard’s Wyss Institute, please visit: http://wyss.harvard.edu/

For more about Harvard’s Office of Technology Development, please visit: http://otd.harvard.edu/

For more about ReWalk, please visit: www.rewalk.com

About ReWalk Personal 6.0

ReWalk Personal 6.0 is a wearable robotic exoskeleton that provides powered hip and knee motion to enable individuals with spinal cord injury to stand upright and walk. The system provides user-initiated mobility through the integration of a wearable brace support, a computer-based control system and motion sensors. The system allows independent, controlled walking similar to a natural gait pattern of the legs. The ReWalk device is the most studied exoskeleton in the industry

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with spinal cord injury. Our mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit http://www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel.

Forward Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets and to expand to new markets; ReWalk’s ability to maintain and grow its reputation and to achieve and maintain market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s ability to improve its products, develop new products; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; ReWalk’s ability to repay its secured indebtedness; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the U.S. Securities and Exchange Commission on February 29, 2016 and other documents subsequently filed with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Media Contact:

ReWalk Robotics

Jennifer Wlach

202-261-4000

jwlach@mercuryllc.com

Wyss Institute at Harvard University

Mary Tolikas

617-432-7733

mary.tolikas@wyss.harvard.edu

Investor Relations Contact:

Lisa M. Wilson

In-Site Communications, Inc.

917-543-9932

lwilson@insitecony.com

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* Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.